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CUSIP NO. 400518106                   13G                      PAGE 7 OF 9 PAGES


                                  EXHIBIT 1

                               OCTOBER 10, 1997



             MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER ANDERSON & SHERRERD LLP. hereby agree that, unless differentiated, this
           Schedule 13G is filed on behalf of each of the parties.

           MILLER ANDERSON & SHERRERD LLP.

BY:        /s/ Donald P. Ryan
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           Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.

           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:        /s/ Bruce Bromberg
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           Bruce Bromberg / Morgan Stanley & Co. Incorporated